UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2015, MGP Ingredients, Inc. (the “Company”), as a guarantor and a party, and its subsidiaries MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as the “Borrowers”, entered into a 5 year, $80,000,000 revolving loan pursuant to a Second Amended and Restated Credit Agreement and associated schedules (the “Restated Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”). The Restated Credit Agreement amends and restates the Company’s existing revolving credit facility under the Amended and Restated Credit Agreement between the Company and Wells Fargo Bank, National Association, as Lender, dated November 2, 2012, as amended. The Restated Credit Agreement differs from the Company’s prior revolving loan agreement by (i) increasing amount available under the revolving credit facility to $80,000,000, (ii) extending the maturity date to February 27, 2020, (iii) providing for the addition of U.S. Bank, National Association, as a lender, and (iv) reductions in certain applicable interest rates (as detailed below), and (v)  incorporating other modifications consistent with the increase in the loan amount and to reflect Wells Fargo’s status as the Agent. A copy of the executed Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this description of the Restated Credit Agreement. Capitalized terms not otherwise defined herein shall have the meaning provided to such terms in the Restated Credit Agreement.
Restated Credit Agreement
The Restated Credit Agreement provides for the provision of letters of credit and revolving loans (including swing loans) with a maximum revolver commitment of $80,000,000, subject to borrowing base limitations (generally based upon the value of eligible inventory, as defined in the Restated Credit Agreement, and accounts receivable owned by the Borrowers). The Restated Credit Agreement includes a fixed asset sub-line facility that increases the applicable borrowing base by up to $7,004,000 on the basis of certain real estate and equipment. Borrowings under the Restated Credit Agreement may bear interest either on a Base Rate model or a LIBOR Rate model. For LIBOR Rate Loans, the interest rate is equal to the LIBOR Rate (based on 1, 2, 3 or 6 month LIBOR) plus 1.75 - 2.75%. For Base Rate Loans, the interest rate shall be the greater of (a) 1.00%, (b) the Federal Funds Rate plus 0.50%, (c) one-month LIBOR Rate plus 1.00%, or (d) Wells Fargo’s “prime rate” as announced from time to time, plus 0.75% - 1.75%. The Restated Credit Agreement provides for customary fees, including unused line fees, examination and appraisal fees, letter of credit fees and other administrative fees.
The Restated Credit Agreement contains various affirmative covenants, including those related to financial statements reporting, property maintenance obligations and inspection rights, insurance requirements, environmental aspects, the joinder of subsidiaries to the Restated Security Agreement, prohibitions on the disposal of assets and other customary obligations. The Restated Credit Agreement also contains the following negative covenants:
Financial Covenant. For all periods beginning as of the date that Excess Availability (which is the total availability for loans, less the Company’s and its subsidiaries’ trade payables and book overdrafts) is less than $10,000,000, and continuing until the later of the last day of the second full fiscal quarter after such date or the last day of the fiscal quarter after which the Average Availability is greater than or equal to $10,000,000 for 60 consecutive days, the Borrowers are required to have a Fixed Charge Coverage Ratio, measured on a trailing twelve month basis as of the end of each applicable calendar month, of at least 1.10:1.00.
Other restrictions. If the Company does not maintain either Excess Availability of at least $14,000,000 and a Fixed Charge Coverage Ratio for the most recently ended twelve months of at least 1.10:1.00 or Excess Availability of at least $20,000,000, then certain restrictions and payment limitations apply, including payment of cash dividends and distributions. The Company and the Borrowers are also generally prohibited from incurring any liabilities or disposing of any assets, except for ordinary holding company activities as further described in the Restated Credit Agreement. The Company and the Borrowers are also subject to certain other customary negative covenants, including, but not limited to, restrictions on their ability to incur or assume liens, enter into merger transactions or cease operations, change accounting methods, make certain investments, or enter into certain transactions with affiliates in excess of $500,000.
The Agent has significant lending discretion under the Restated Credit Agreement, and may modify borrowing base and advance rates, the effect of which may limit the amount of loans that the Borrowers may have outstanding at any given time. The Agent may also terminate or accelerate the Company’s obligations under the Restated Credit Agreement upon the occurrence of various events in addition to payment defaults and other breaches, including such matters as a change of control of the Company, defaults under other material contracts with third parties, and ERISA violations.

Reaffirmation of Loan Documents and Amendment No. 1 to Guaranty and Security Agreement
The Restated Credit Agreement remains secured pursuant to the Amended and Restated Guaranty and Security Agreement, dated November 2, 2012 (the “Original Guaranty and Security Agreement”), by and among the Company, the Borrowers, and the Agent. On February 27, 2015, the Company, the Borrowers, Thunderbird Real Estate Holdings, LLC (a non-borrower subsidiary of the Company) and the Agent entered into the Reaffirmation of Loan Documents and Amendment No. 1 to the Guaranty and Security Agreement (the “Amendment to the GSA”), pursuant to which (1) the Company and the Borrowers reaffirmed the loan documents, including the Amended and Restated Intercreditor Agreement, dated November 2, 2012, the Amended and Restated Bond Pledge and Security Agreement, dated November 2, 2012, the Amended and Restated Patent Security Agreement, dated November 2, 2012, and the Trademark Security Agreement, dated November 2, 2012, (2) the parties amended the Original Guaranty and Security Agreement to allow for certain swap obligations, and (3) the schedules to the Original Guaranty and Security Agreement were amended and restated in their entirety. The Company and the Borrowers have also delivered to the Agent updated schedules to certain of the loan documents described above in order to reflect the current status of the collateral. A copy of the Amendment to the GSA is attached hereto as Exhibit 10.2 and is incorporated by reference to the description above. The Original Guaranty and Security Agreement and the loan documents have been previously filed with the SEC as described below in Item 9.01 as Exhibits 10.3, 10.4, 10.5, 10.6, and 10.7, and are also incorporated herein by reference.
Mortgage Agreements
As additional security for its obligations under the Restated Credit Agreement, MGPI of Indiana, LLC granted a mortgage to the Agent for the real property (and the facilities and other improvements located thereon) in Lawrenceburg and Greendale, Indiana, pursuant to the Real Property Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Dearborn County, Indiana), dated February 27, 2015, between MGPI of Indiana, LLC and Wells Fargo Bank, National Association (the “Indiana Mortgage”). The Indiana Mortgage contains customary covenants that impose certain obligations on the Mortgagee, including covenants with respect to performance under the Restated Credit Agreement and other loan documents, insurance requirements, maintenance obligations, environmental matters, and transfer restrictions. A copy of the Indiana Mortgage is attached hereto as Exhibit 10.8 and is incorporated by reference to the description above.
In connection with the execution of the Restated Credit Agreement and the Amendment to the GSA, MGPI Processing, Inc., entered into a Fourth Modification to Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated February 27, 2015, and a Modification to Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated February 27, 2015, which made minor amendments to that certain Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated February 15, 2010, and that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 31, 2009, respectively, in order to give record notice of the Restated Credit Agreement and the extension of the maturity date. Copies of these modifications are attached hereto as Exhibits 10.9 and 10.10 and are incorporated by reference to the description above. The original leasehold and fee mortgages have been previously filed with the SEC as described below in Item 9.01 as Exhibits 10.11 and 10.12, and are also incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Reference is made to Item 1.01 above.
Item 3.03 Material Modifications to Rights of Security Holders.
Reference is made to Item 1.01 above.
Item 9.01. Financial Statements and Exhibits.

*10.1
Second Amended and Restated Credit Agreement, dated February 27, 2015, by and among MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as Borrowers, MGP Ingredients, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

*10.2
Reaffirmation of Loan Documents and Amendment No. 1 to Guaranty and Security Agreement, dated February 27, 2015, by and among MGP Ingredients, Inc., MGPI Processing, Inc., MGPI Pipeline, Inc., MGPI of Indiana, LLC, and Thunderbird Real Estate Holdings, LLC, as Grantors, and Wells Fargo Bank, National Association, as Administrative Agent.

10.3
Amended and Restated Guaranty and Security Agreement, dated November 2, 2012, by and among MGP Ingredients, Inc., MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as Grantors and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed with the SEC on November 8, 2012).

10.4
Amended and Restated Patent Security Agreement, dated November 2, 2012, among MGPI Processing, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed with the SEC on November 8, 2012).

10.5
Trademark Security Agreement, dated November 2, 2012, among MGPI Processing, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed with the SEC on November 8, 2012).

10.6
Amended and Restated Bond Pledge and Security Agreement, dated November 2, 2012, among MGPI Processing, Inc, Commerce Bank as Trustee and Wells Fargo Bank, National Association related to the City of Atchison, Kansas $7,000,000 original principal amount Taxable Industrial Revenue Bonds, Series 2006 (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed with the SEC on November 8, 2012).

10.7
Amended and Restated Intercreditor Agreement, dated October 31, 2012, between Wells Fargo Bank, National Association and Union State Bank of Everest d/b/a Bank of Atchison (incorporated by reference to Exhibit 10.3 2 to the Company’s Form 8-K, filed with the SEC on November 8, 2012).

*10.8	Real Property Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 27, 2015, between MGPI of Indiana, LLC and Wells Fargo Bank, National Association.

*10.9
Fourth Modification to Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 27, 2015, between MGPI Processing, Inc. and Wells Fargo Bank, National Association.

*10.10
Modification to Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 27, 2015, between MGPI Processing, Inc. and Wells Fargo Bank, National Association.

10.11
Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 15, 2010, between MGP Ingredients, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1.13 to the Company’s Form 10-Q for the period ending March 31, 2010, filed with the SEC on May 5, 2010).

10.12
Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 31, 2009, between MGP Ingredients, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1.6 to the Company’s Form 10-K for the period ending June 30, 2009, filed with the SEC on September 11, 2009).

_________________
* Filed herewith
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    MGP INGREDIENTS, INC.

Date: March 5, 2015    By: /s/ Donald P. Tracy
Donald P. Tracy, Vice President, Finance and Chief Financial Officer